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                                                                   EXHIBIT 10.13

                                  CERTEGY INC.

                        Executive Life and Supplemental
                            Retirement Benefit Plan

     THIS EXECUTIVE LIFE AND SUPPLEMENTAL RETIREMENT BENEFIT PLAN (the "Plan"), effective immediately following the close of the Distribution Date, is hereby adopted and established by Certegy Inc., a Georgia corporation, (the "Company") and will be maintained by the Company for selected executives as provided herein.

                              Article I - Purpose

     The purpose of the Plan is to reward certain specified executives of the Company for their service to the Company and to provide an incentive to the Participants, including newly hired executives, for future service and loyalty to the Company. This Plan provides benefits through life insurance policies (each a "Policy") on the lives of Participants. Plan benefits and a Participant's interest in his or her Policy shall be as set forth in the Participant Agreements that each Participant is required to execute with the Company before becoming a participant herein. In all cases, a Participant's interest in this Plan and the benefits provided hereunder shall be governed by this Plan and the terms of the Participant Agreements, which shall be considered to be a part of this Plan.

     The Plan is established by the Company in connection with the spinoff of the Company from Equifax Inc., and shall be considered a successor to the Equifax Inc. Executive Life and Supplemental Retirement Benefit Plan (U.S.) (the "Prior Plan").

                   Article II - Eligibility and Participation

     2.1  Eligibility and Participation.  Participants shall be designated by
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the Plan Administrator (but not by any designee thereof) or the Company's Chief
Executive Officer and shall be informed in writing of the effective date of their participation in the Plan (the "Commencement Date") and their level of life insurance benefits to which they may be entitled. In order to participate, a Participant must complete certain enrollment documents and must execute (i) a Split-Dollar Life Insurance Agreement which specifies, among other matters, the respective interests of the Participant and the Company in the Policy issued by the Insurance Company, and (ii) a Collateral Assignment of certain rights in the Policy in favor of the Company (collectively, the "Participant Agreements"). Individuals who were participants in the Prior Plan on the close of the Distribution Date and who become employed by the Company, or remain so employed, immediately after the close of the Distribution Date (the "Transferred Individuals") shall automatically become Participants in this Plan immediately after the close of the Distribution Date, which shall automatically be their Commencement Date, and the Split-Dollar Life Insurance Agreements and Collateral Assignments that were in effect under the Prior Plan (collectively, the "Prior Agreements") shall be applicable under this Plan, subject to the following provisions of this Article II.

     2.2  Succession.  With respect to Participants who are Transferred
          ----------
Individuals, the Company shall succeed to all rights and obligations of Equifax Inc. under the Prior Agreements,
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including the right to recover from any cash values under each Transferred
Individual's Policy by means of enforcing the collateral assignment relating to such Policy. All rights of Transferred Individuals under the Prior Agreements shall be determined consistently with this succession to the rights and obligations of Equifax Inc., and subject thereto and Section 2.3 below, the Prior Agreements shall continue in effect hereunder (and to this extent shall be considered Participant Agreements). Except as provided in this Section 2.2, the Transferred Individuals shall cease to have any rights under the Prior Agreements immediately after the close of the Distribution Date.

     2.3  Supersession.  The Company and a Transferred Individual may enter into
          ------------
one or more amendments to the Prior Agreements, and they may enter into a new Split-Dollar Life Insurance Agreement, a new Collateral Assignment or both, which shall supersede in part or in whole, as appropriate, the Prior Agreements. Further, as a condition of continuing as a Participant, the Company may require a Transferred Individual to execute any such document (and to perform such acts) as may be necessary or desirable to effectuate the assumption by the Company of all of the right, title, interests, and obligations of Equifax Inc. in and to the Transferred Individual's Prior Agreements.

                           Article III - Definitions

     The following terms shall have the meanings ascribed to them below for purposes of the Plan, the Participant Agreements and the Questions and Answers for the Executive Life and Supplemental Retirement Benefit Plan, as initially in effect following the Distribution Date, and any amendments, supplements or successors thereto. Other capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Participant Agreements.

     3.1  Cause.  "Cause" shall mean termination by the Company of the
          -----
Participant's employment upon any one of the following circumstances:

          (a) the Participant's willful and continued failure to substantially perform the Participant's duties with the Company (other than any failure resulting from the Participant's incapacity due to physical or mental illness, including being Permanently Disabled), after a written demand for substantial performance is delivered to the Participant by the Chief Executive Officer of the Company (or if the Participant is the Chief Executive Officer, the Chairman of the Compensation and Human Resources Committee of the Board of Directors) that specifically identifies the manner in which the Chief Executive Officer (or the Chairman) believes that the Participant has not substantially performed the Participant's duties, or

          (b) the Participant willfully engaging in conduct that is materially injurious to the Company, monetarily or otherwise.

     For purposes of this Section 3.1, no act, or failure to act, on the Participant's part will be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the Company. Notwithstanding the above, the Participant will not be deemed to have been terminated for Cause unless and until the Participant has been given a copy of a Notice of Termination from the Chief Executive Officer of the Company (or if the Participant is the Chief Executive Officer, the Chairman of the Compensation and Human Resources Committee of the Board of Directors), after reasonable notice to the Participant and an opportunity for the

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Participant, together with the Participant's counsel, to be heard before (i) the
Chief Executive Officer, or (ii) if the Participant is an elected officer of the Company, the Board of Directors of the Company, finding that in the good faith opinion of the Chief Executive Officer, or, in the case of an elected officer, finding that in the good faith opinion of two-thirds of the Board of Directors, the Participant committed the conduct set forth above in clauses (a) or (b) of this Section 3.1, and specifying the particulars of that finding in detail.

     3.2  Change in Control.  "Change in Control" shall mean the occurrence of
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any one of the following events during the period in which the Plan remains in effect:

          (a) Voting Stock Accumulations.  The accumulation by any Person of
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     Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this
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     paragraph (a), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (i) directly from the Company that is approved by the Incumbent Board, (ii) by the Company, (iii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (iv) by any Person pursuant to a Business Combination that complies with all of the provisions of clauses (i), (ii) and (iii) of paragraph (b) below,

          (b) Business Combinations.  The consummation of a Business
              ---------------------
     Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from that Business Combination (including an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (ii) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the action of the board providing for that Business Combination;

          (c) Sale of Assets.  A sale or other disposition of all or
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     substantially all of the assets of the Company; or

          (d) Liquidations or Dissolutions.  Approval by the shareholders of the
              ----------------------------
     Company of a complete liquidation or dissolution of the Company, except pursuant to a

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     Business Combination that complies with all of the provisions of clauses
     (i), (ii) and (iii) of paragraph (b) above.

For purposes of this Section 3.2, the following definitions will apply:

          "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

          "Business Combination" means a reorganization, merger or consolidation of the Company.

          "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

          "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of the day after the spinoff of the Company from Equifax Inc. becomes effective, or (b) members who become members of the Company's Board of Directors subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

          "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

          "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board of Directors.

     3.3  Claimant.  "Claimant" shall have the meaning given to it in Section
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4.1.

     3.4  Commencement Date.  "Commencement Date" shall have the meaning given
          -----------------
to it in Section 2.1.

     3.5  Company.  "Company" shall mean Certegy Inc., a Georgia corporation,
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and its successor or successors.

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     3.6  Competitive Activity.  A Participant or former Participant shall be
          --------------------
deemed to engage in "Competitive Activity" if he or she:

          (a) directly or indirectly owns, operates, controls, participates in, performs services for, or otherwise carries on, a business substantially similar to or competitive with the business conducted by the Company or any Subsidiary (without limit to any particular region, because Participant acknowledges that such business may be engaged in effectively from any location in the United States or Canada); provided that nothing set forth
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     in this paragraph (a) will prohibit a Participant from owning not in excess of 5% of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the Nasdaq Stock Market;

          (b) directly or indirectly attempts to persuade any employee or customer of the Company or any Subsidiary to terminate such employment or business relationship in order to enter into any such relationship on behalf of the Participant or any third party in competition with the business conducted by the Company or any Subsidiary; or

          (c) directly or indirectly engages in any activity that is harmful to the interests of the Company or any Subsidiary, as determined by the Compensation and Human Resources Committee in its sole discretion, including the disclosure or misuse of any confidential information or trade secrets of the Company or a Subsidiary.

     3.7  Distribution Date.  "Distribution Date" shall have the meaning given
          -----------------
to it in the Employee Benefits Agreement between Equifax Inc. and Certegy Inc.

     3.8  Good Reason.  "Good Reason" shall mean a termination by the
          -----------
Participant of the Participant's employment within the period of time beginning six (6) months prior to a Change in Control and ending on the third anniversary of such Change in Control and based on:

          (a) The assignment to the Participant of duties inconsistent with the Participant's position and status with the Company as they existed immediately prior to the Change in Control, or a substantial change in the Participant's title, offices or authority, or in the nature of the Participant's responsibilities, as they existed immediately prior to the Change in Control, except in connection with the termination of the Participant's employment by the Company for Cause, by the Participant other than for Good Reason or as a result of death;

          (b) A reduction by the Company in the Participant's base salary as in effect on the Commencement Date or as the Participant's salary may be increased from time to time;

          (c) A failure by the Company to continue the Company's incentive compensation plan(s), as it may be modified from time to time, substantially in the form in effect immediately prior to a Change in Control (the "Incentive Plan"), or a failure by the Company to continue the Participant as a participant in the Incentive Plan on at least the basis of the Participant's participation immediately prior to a Change in Control, or to pay the Participant the amounts that the Participant would be entitled to receive in accordance with the terms of the Incentive Plan (as in effect immediately prior to the Change in Control);

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          (d) The Company requiring the Participant to be based more than thirty-five (35) miles from the location where the Participant is based prior to the Change in Control, except for required travel on Company business to an extent substantially consistent with the Participant's business travel obligations immediately prior to the Change in Control; or if the Participant consents to the relocation, the failure by the Company to pay (or reimburse the Participant for) all reasonable moving expenses incurred by the Participant or to indemnify the Participant against any loss realized on the sale of the Participant's principal residence in connection with the relocation;

          (e) The failure by the Company to continue in effect any retirement plan, compensation plan, performance share plan, stock option plan, life insurance plan, health and accident plan, disability plan or another benefit plan in which the Participant is participating immediately prior to a Change in Control (except that the Company may cancel any such plans without triggering this paragraph (e), if it provides the Participant with substantially similar benefits under another plan), the taking of any action by the Company that would adversely affect the Participant's participation or materially reduce the Participant's benefits under any such plans or deprive the Participant of any material fringe benefit enjoyed by the Participant immediately prior to a Change in Control, or the failure by the Company to provide the Participant with the number of paid vacation days to which the Participant is then entitled in accordance with the Company's normal vacation practices in effect immediately prior to a Change in Control; or

          (f) Any purported termination not effected pursuant to a Notice of Termination shall not be valid for purposes of this Plan.

     3.9  Insurance Company.  "Insurance Company" shall mean Pacific Life
          -----------------
Insurance Company, or such successor or successors that have issued life insurance policies on the lives of the Participants with respect to the Plan.

     3.10  Notice of Termination.  A "Notice of Termination" shall mean a
           ---------------------
written notice that indicates the specific provision in the definition of Cause relied upon as the basis for the Participant's termination of employment and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination of Participant's employment under the provision so indicated.

     3.11  Participant.  "Participant" shall mean those specified executives of
           -----------
the Company or any affiliate who have been designated by the Plan Administrator or Company's Chief Executive Officer as eligible to participate herein (or who are automatically eligible to participate under Section 2.1), who have completed all enrollment documents as specified in Section 2.1 and who remain so qualified.

     3.12  Participant Agreements.  "Participant Agreements" shall have the
           ----------------------
meaning given to it in Section 2.1.

     3.13  Permanently Disabled.  "Permanently Disabled" shall mean the
           --------------------
Participant suffering a sickness, accident or injury, which in the determination of the Plan Administrator would entitle the Participant to disability benefits under either social security or the Company's

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

long-term disability plan. The Company reserves the right to require the Participant to first qualify for disability benefits under either social security or the Company's long-term disability plan before determining whether such Participant is Permanently Disabled for purposes of this Plan.

     3.14  Plan.  "Plan" shall mean this Executive Life and Supplemental
           ----
Retirement Benefit Plan, as amended and restated from time to time.

     3.15   Plan Administrator.  "Plan Administrator" shall mean the
            ------------------
Compensation and Human Resources Committee of the Board of Directors of the Company, or its designee or designees.

     3.16  Policy.  "Policy" shall have the meaning given to it in Article I.
           ------

     3.17  Prior Agreements.  "Prior Agreements" shall have the meaning given to
           ----------------
it in Section 2.1.

     3.18  Prior Plan.  "Prior Plan" shall have the meaning given to it in
           ----------
Article I.

     3.19  Retirement.  "Retirement" shall mean a Participant's termination of
           ----------
employment with the Company and all affiliates after (a) attaining age 65, (b) attaining age 55 and five "Years of Vesting Service," or (c) attaining age 50 and the Participant's age plus his or her "Years of Benefit Service" equals at least 75. "Years of Vesting Service" and "Years of Benefit Service" shall have the meanings given to them in the Certegy Inc. U.S. Retirement Income Plan.

     3.20  Subsidiary.  "Subsidiary" shall mean an entity more than fifty
           ----------
percent (50%) of whose equity interests are owned directly or indirectly by the Company.

     3.21  Transferred Individual.  "Transferred Individual" shall have the
           -----------------------
meaning given to it in Section 2.1.

                         Article IV - Claims Procedures

     4.1  Claims and Review Procedures.  The claims procedures contained in this
          ----------------------------
Article IV shall apply for all purposes of this Plan and the benefits provided herein and through the Participant Agreements. The claims procedure in Section
4.2 below shall be followed with respect to benefits provided by the Insurance Company under the terms of the Policies. The claims procedures in Section 4.3 below shall be followed with respect to benefits provided directly by the Company. The Participant and his or her heirs, successors, beneficiaries and personal representatives (individually or collectively, a "Claimant") must follow both procedures, if necessary.

     4.2  Filing a Claim for Insurance Benefits.  A Claimant shall make a claim
          -------------------------------------
for death benefits provided by the Insurance Company by submitting a written claim and proof of claim to the Insurance Company in accordance with procedures and guidelines established from time to time by the Insurance Company. On written request, the Plan Administrator shall provide copies of any claim forms or instructions, or advise the Claimant how to obtain such forms or

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

instructions. The Insurance Company shall decide whether the claim for death benefits shall be allowed. If a claim is denied in whole or in part, the Insurance Company shall notify the Claimant and explain the procedure for reviewing a denied claim.

     4.3  Filing a Claim with the Company.
          -------------------------------

          (a) Initial Procedures.  If a Claimant does not receive the Company
              ------------------
benefits under this Plan to which the Claimant believes he or she is entitled, the Claimant must file a written claim for benefits in accordance with the terms of this Article. Not later than ninety (90) days after receipt of such a claim, the Plan Administrator shall render a written decision on the claim to the Claimant, unless special circumstances require the extension of such ninety (90) day period. If such extension is necessary, the Plan Administrator shall provide the Claimant with written notification of such extension before the expiration of the initial ninety (90) day period. Such notice shall specify the reason or reasons for such extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of sixty (60) days from the end of the initial ninety (90) day period.

          (b) Claim Denial.  In the event the Plan Administrator denies the
              ------------
claim of a Claimant in whole or in part, the Plan Administrator's written notification shall specify, in a manner calculated to be understood by the Claimant, (a) the reason for the denial, (b) a reference to the Plan or other document or form that is the basis for the denial, (c) a description of any additional material or information necessary for the Claimant to perfect the claim, (d) an explanation as to why such information or material is necessary, and (e) an explanation of the applicable claims procedure.

          (c) Subsequent Claim Review.  If the claim is denied in whole or in
              -----------------------
part and should the Claimant be dissatisfied with the Plan Administrator's disposition of the Claimant's claim, the Claimant may have a full and fair review of the claim by the Compensation and Human Resources Committee of the Board of Directors of the Company (the "Committee") upon written request. Such request for additional review of the claim must be submitted by the Claimant or the Claimant's duly authorized representative and received by the Committee within sixty (60) days after the Claimant receives written notification that the Claimant's claim has been denied by the Plan Administrator. In connection with such review, the Claimant or the Claimant's duly authorized representative shall be entitled to review pertinent documents and submit the Claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the Claimant's written request for review. The action of the Company shall be in the form of a written notice to the Claimant and its contents shall include all of the requirements for action on the original claim. In no event may a Claimant commence legal action for benefits the Claimant believes are due until the Claimant has exhausted all of the remedies and procedures afforded the Claimant by this Article.

          (d) Satisfaction of Claim.  Any payment made to a Claimant may be made
              ---------------------
pursuant to a requirement that the Claimant execute a receipt and release therefore in such form as shall be determined by the Plan Administrator, and any payment or other distribution to a Claimant may be delayed until the Plan Administrator receives a properly executed receipt and release.

                   Article V - Effect of a Change in Control

     In the event of a Change in Control, the trustee of the grantor trust that has been established by the Company with respect to the Plan shall, as provided in such grantor trust, ensure that appropriate Company contributions to the grantor trust and payments of Policy premiums from the grantor trust are made with respect to the Participants.

                    Article VI - Amendment and Termination

     6.1  Amendment.  The Company reserves the right to amend this Plan at any
          ---------
time by action of the Company's Board of Directors. The Company, however, may not make any amendment that changes the definition of "Change in Control" or "Good Reason" after a Change in Control has occurred with respect to such Change in Control without the written consent of all Participants as of the date of such change.

     6.2  Termination.  The Company reserves the right to terminate this Plan,
          -----------
by action of the Company's Board of Directors, at any time it deems appropriate. Upon termination of the Plan, no further Policy premium payments shall be made by the Company and the rights of Participants with respect to their Policies shall be as set forth in their respective Split-dollar Life Insurance Agreements. Except as expressly provided in this Plan, the Company shall not have any further financial obligations to any Participant after the termination of this Plan. The Company shall provide written notice to all Participants if the Plan is terminated. Notwithstanding the preceding provisions of this Section 6.2, in the event of a Change in Control, the Company shall not be able to reduce a Participant's rights pursuant to this Section 6.2 to an extent that exceeds its ability to reduce the Participant's rights under Section 6.1.

                         Article VII -- Administration

     7.1  Plan Administrator.  The Plan shall be administered by the Plan
          ------------------
Administrator, who shall establish operating guidelines from time to time for purposes of the administration of the Plan.

     7.2  Powers and Duties of the Plan Administrator.  Subject to the express
          -------------------------------------------
terms and conditions set forth herein, the Plan Administrator shall have the power to perform any and all actions, determinations and interpretations related to the administration of the Plan, including the power from time to time:

          (a) to carry out the general administration of the Plan;

          (b) to cause to be prepared all forms necessary or appropriate for the administration of the Plan;

          (c) to keep appropriate books and records;

          (d) to determine, consistent with the provisions of this instrument all questions of eligibility, rights, and status of Participants under the Plan;

          (e) to issue, amend, and rescind rules relating to the administration of the Plan, to the extent those rules are consistent with the provisions of this instrument;

          (f) to establish uniform rules that shall govern when a Participant shall be continuously employed by the Company and/or an affiliate despite such Participant's leave of absence;

          (g) to exercise all other powers and duties specifically conferred upon the Committee elsewhere in this instrument; and

          (h) to interpret, with discretionary authority, the provisions of this Plan and to resolve, with discretionary authority, all disputed questions of Plan interpretation and benefit eligibility, provided that such discretionary authority shall not apply following a Change in Control with respect to a benefit claim by (or with respect to) an individual who was a Participant at the time of the Change in Control, unless the Participant consents in writing.

          7.3  Plan Expenses.  Expenses of Plan administration shall be paid by
               -------------
the Company, and if not paid within a reasonable time period, such expenses shall be paid by the grantor trust that has been established by the Company with respect to the Plan.

          7.4  Administration.  The Committee shall be entitled to rely on all
               --------------
tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Company with respect to the Plan. The Plan Administrator shall serve without bond and without compensation for services hereunder.

          7.5  Payment of Benefits.  With respect to the discretion of the Plan
               -------------------
Administrator and the standard of review applicable to benefit determinations, benefits under this Plan will be paid only if the Plan Administrator or the Company decides in its discretion that the Participant or Claimant is entitled to them, provided that such discretion shall not apply following a Change in Control with respect to a benefit claim by (or with respect to) an individual who was a Participant at the time of the Change in Control, unless the Participant consents in writing.

          7.6  Plan Taxes.  If the whole or any part of a Participant's Policy
               ----------
(or the cash surrender value thereof) becomes subject to any estate, inheritance, income, employment or other tax which the Company may be required to pay or withhold for or on behalf of the Participant, the Company shall have the full power and authority to withhold and pay such tax out of any moneys or other property in its hand for the benefit of the Participant. To the extent practicable, the Company shall provide the Participant notice of such withholding. Prior to making any payment, the Company may require such releases or other documents from any lawful taxing authority as it shall deem necessary.

          7.7  Creditor Status.  Any funds invested in any trust established
               ---------------
with respect to the Plan shall continue for all purposes to be part of the general assets of the Company and available to its general creditors in the event of bankruptcy or insolvency. A Participant's benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, charge, attachment, or garnishment by a Participant, a Participant's beneficiary, or the creditors of either. The Plan constitutes a mere promise by the Company to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, a Participant, a Participant's beneficiary, or any other person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

                         Article VIII - Miscellaneous

     8.1  Employment Effects.  Nothing contained in this Plan or any action
          ------------------
taken under the Plan shall be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company or its affiliates. The Company and its affiliates specifically reserve the right to terminate any Participant's employment at any time with or without cause, and with or without notice or assigning a reason, subject to the terms of any written employment agreement between the Participant and the Company or any affiliate.

     8.2  Liability and Indemnification.  The Company shall indemnify, to the
          -----------------------------
fullest extent permitted by law, the Plan Administrator and directors, officers and employees of the Company and its affiliates, both past and present, to whom are or were delegated duties, responsibilities or authority with respect to the Plan, against any and all claims, losses, liabilities, fines, penalties and expenses (including, but not limited to, all legal fees relating thereto), reasonably incurred by or imposed upon such persons, arising out of any act or omission in connection with the operation and administration of the Plan, other than willful misconduct.

     8.3  Waiver of Breach.  The Company's or the Plan Administrator's waiver of
          ----------------
any Plan or Participant Agreement provision shall not operate or be construed as a waiver of any subsequent breach by a Participant.

     8.4  Gender, Number and Examples.  Except where otherwise indicated by the
          ---------------------------
context, in this Plan, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other. Whenever an example is provided or the text uses the term "including" followed by a specific item or items, or there is a passage having a similar effect, such passage of the Plan shall be construed as if the phrase "without limitation" followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

     8.5  Severability.  In the event any provision of the Plan shall be held
          ------------
illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     8.6  Successors.  All obligations and rights of the Company under the Plan
          ----------
shall be binding on and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, acquisition, consolidation, affiliation or other corporate restructuring.

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

     8.7  Tax Effects.  The Company makes no promise, guarantee or warranty,
          -----------
express or implied, concerning the federal, state or local income or employment tax treatment of any amount of benefits (including the cash surrender value of any Participant's Policy) that may be paid to or accrued for the benefit of a Participant.

     8.8  Benefits Provided Through Insurance.  Although the Company may assist
          -----------------------------------
Participants in obtaining life insurance coverage on the life of the Participant, the Company is not responsible for paying any life insurance benefits which are not paid by the Insurance Company, including whether such nonpayment is caused by refusal of the Insurance Company to pay by virtue of a legal reason for nonpayment, inability of the Insurance Company to pay, or any other reason.

     8.9  Applicable Law.  All questions pertaining to the construction,
          --------------
validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of Georgia.

     8.10  Effect on Other Company Benefits.  The benefits provided by this Plan
           --------------------------------
shall replace the Participant's benefits provided by the Company to its employees under the basic life insurance, basic accidental death and dismemberment insurance and its retiree life insurance plans, and after becoming a Plan Participant, the Participant shall no longer be eligible to participate in such plans. However, Plan Participants shall remain eligible to participate in any other benefit plan of the Company as provided in such plans, including supplemental life and supplemental accidental death and dismemberment insurance.

     8.11  Transferred Individuals.  Notwithstanding anything in the Plan or the
           -----------------------
Participant Agreements to the contrary, and as provided by the Employee Benefits Agreement between Equifax Inc. and Certegy Inc., all service and other benefit-affecting determinations for Transferred Individuals that, as of the close of the Distribution Date, were recognized under the Prior Plan for this purpose for periods before the close of the Distribution Date, shall, effective immediately after the close of the Distribution Date, receive full recognition, credit and validity and shall be taken into account under this Plan to the same extent as if such items occurred under the Prior Plan, except to the extent that duplication of benefits would result. Specifically, even though Transferred Individuals obtain a new Commencement Date as of the close of the Distribution Date by becoming Participants in this Plan, (a) the Policy issued as a result of their participation in the Prior Plan shall continue in effect under this Plan and (b) their "Years of Benefit Service" and "Years of Vesting Service" (as defined in Section 3.19) shall include prior service earned as an employee of Equifax Inc.

                            [signature page follows]

     IN WITNESS WHEREOF, the Company has executed this Plan effective as of immediately after the close of the Distribution Date.

                                            CERTEGY INC.



                                            By:
                                               ------------------------------
                                            Name:
                                            Title:


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